UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 16, 2010
Monarch Community Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland State or other jurisdiction of Incorporation	000-49814 (Commission File Number)	04-3627031 (IRS Employer Identification No.)
375 North Willowbrook Road, Coldwater, MI 49036
(Address of principal executive offices) (Zip Code)
(517) 278-4567
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On August 16, 2010, the board of directors of Monarch Community Bank (the “Bank”), the wholly owned subsidiary of Monarch Community Bancorp, Inc. (the “Company”), announced the appointment of Ronald R. Reed as Executive Vice President and Chief Lending Officer of the Bank. Mr. Reed begins work at the Bank on August 16, 2010, however, his appointment is subject to approval of the Federal Deposit Insurance Corporation and the Michigan Office of Financial and Insurance Regulation.
     Mr. Reed most recently was employed by T.Curtis & Company, a contractor for the FDIC as receiver for Lakeside Community Bank in Sterling Heights, Michigan (from April 2010 to August 2010). Prior to that, Mr. Reed served as President and Chief Executive Officer for Lakeside Community Bank from February 2009 to April 2010 and as Chief Credit Officer from February 2009 to September 2009. Mr. Reed also served as President and Chief Executive Officer of Community Central Bank, Mount Clemens, Michigan from 2000 to 2007.
     The Bank’s press release dated August 16, 2010 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits

Exhibit Number
99.1	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH COMMUNITY BANCORP, INC.
Dated: August 16, 2010	/s/ Richard J. DeVries
Richard J. DeVries
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release

4